UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

May 24, 2007

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2007, the shareholders of Genzyme Corporation (the “Company”) approved an amendment to the Company’s bylaws that provides for majority voting for the election of directors in uncontested elections.  Section 8 of Article I of the Company’s bylaws, which governs the election of directors, has been deleted in its entirety and replaced with the following:

Section 8.  Action by Vote.  With respect to each voting group, when a quorum is present at any meeting with respect to a matter, (a) upon any matter other than an election of a director, votes properly cast in the voting group favoring the matter exceeding the votes properly cast in the voting group opposing the matter shall constitute favorable action on the matter, except when a larger number of affirmative votes is required by law, the articles of organization or these bylaws or when the board of directors requires a larger aggregate number of affirmative votes upon such matter (to the extent permitted by law), (b) in an uncontested election, votes properly cast in favor of election of a director exceeding the votes properly cast against such election shall effect the election of a director, and (c) in a contested election, the vote required to effect the election of a director shall be a plurality of the votes cast in such election. An election of directors shall be considered contested if, as of the record date for the applicable meeting, there are more nominees for election than positions on the board of directors to be filled by election at the meeting. All other elections of directors shall be considered uncontested.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.	Description

3.1	Bylaws of Genzyme Corporation, as amended. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: May 24, 2007	By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President,
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of Genzyme Corporation, as amended. Filed herewith.